Exhibit 99.1

Mativ Announces Second Quarter 2024 Results

ALPHARETTA, GA, August 7, 2024 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months ended June 30, 2024. On November 30, 2023, Mativ Holdings, Inc. (“Mativ” or the “Company”) completed the sale of its Engineered Papers business. Financial results for continuing operations exclude Engineered Papers in all periods.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding. "Comparable" non-GAAP measures used to compare current period Mativ results reflect prior period results revised to align with our new segment reporting structure. The Company previously also filed a separate Form 8-K on May 8, 2024, which includes comparable financial statements for all fiscal quarters of 2023 revised to align with the new segment reporting structure.

Mativ Second Quarter 2024 Highlights (Continuing Operations)

•Sales of $523.8 million increased 4.7% sequentially versus Q1 2024 reflecting volume improvement, and decreased 0.5% versus the prior year
•GAAP loss was $1.4 million, GAAP EPS was $(0.03), which included organizational realignment, impairment, divestiture and purchase accounting expenses
•Adjusted income was $19.0 million, Adjusted EPS was $0.34, and Adjusted EBITDA was $66.6 million (see non-GAAP reconciliations)
•Adjusted EBITDA was up 45% sequentially and up 13% versus the prior year, primarily driven by favorable relative net selling price vs. input cost performance, increased volumes and improved distribution and manufacturing performance, partially offset by less favorable mix and less favorable SG&A expenses.
•Adjusted EBITDA margin increased 350 basis points sequentially and 150 basis points year-over-year.

Management Commentary

Chief Executive Officer Julie Schertell commented, "We are pleased to report that our second quarter results reflect strong adjusted EBITDA and margin growth, both on a year-over-year basis, as well as sequentially. This was driven by strong relative net selling price vs. input cost performance, increased volume and improved operating performance. We are confident in our ability to deliver strong adjusted EBITDA improvement on a year-over-year basis for the remaining quarters of 2024.”

Ms. Schertell concluded, "July marked the two-year anniversary of the merger of SWM and Neenah to create Mativ. The past two years have been marked with significant accomplishments in transforming Mativ into an enterprise that is more agile and well-positioned for the future. These actions included divesting non-strategic businesses, closing and consolidating sites, integrating our systems, and restructuring our organization to be more lean, adaptable and scalable. As we head into our third year as a company, we continue to be relentlessly focused on delivering value to our customers, aggressively reducing complexity and costs, and delivering adjusted EBITDA and margin improvements. We are pleased with our execution and look forward to creating incremental value for our customers and shareholders.”

Mativ Second Quarter 2024 Financial Results (Continuing Operations)

Note: The Financial Results below reflect consolidated Mativ results presented in our revised segment reporting structure in the current and prior year period. See the supplemental tables titled Business Segment Reporting From Continuing Operations for additional information regarding the revised segment reporting structure.

Filtration & Advanced Materials (FAM)	Three Months Ended June 30,
(in millions; unaudited)	2024	2023	Change	2024	2023
Net Sales	$206.4	$211.7	$(5.3)
GAAP Operating Profit & Margin %	$25.2	$28.5	$(3.3)	12.2%	13.5%
Adjusted EBITDA & Margin %	$42.3	$44.3	$(2.0)	20.5%	20.9%

Filtration & Advanced Materials (FAM) segment sales, comprised primarily of filtration media and components, advanced films, coating and converting solutions, and extruded mesh products, were $206.4 million, up 2% sequentially versus Q1 2024, and down 3% versus the prior year period, as flat volumes were more than offset by lower selling prices due to input cost deflation.

GAAP Operating Profit in 2024 included $1.2 million of restructuring and impairment expenses primarily related to organizational realignment and footprint rationalization. Adjusted EBITDA (see non-GAAP reconciliations) increased $9.1 million (or 27%) sequentially and adjusted EBITDA margin of 20.5% increased 410 basis points sequentially. Adjusted EBITDA decreased 5% versus prior year as favorable relative net selling price vs. input cost performance and reduced manufacturing cost were primarily offset by lower volume/mix and less favorable SG&A expenses.

Sustainable & Adhesive Solutions (SAS)	Three Months Ended June 30,
(in millions; unaudited)	2024	2023	Change	2024	2023
Net Sales	$317.4	$314.8	$2.6
GAAP Operating Profit & Margin %	$15.6	$15.3	$0.3	4.9%	4.9%
Adjusted EBITDA & Margin %	$46.2	$36.2	$10.0	14.6%	11.5%

Sustainable & Adhesive Solutions (SAS) segment sales, comprised primarily of tapes, labels, liners, specialty paper, packaging and healthcare solutions, of $317.4 million were up 7% sequentially versus Q1 2024, and up 0.8% versus the prior year period, as higher volumes across all end-markets more than offset lower selling prices due to input cost deflation.

GAAP Operating Profit in 2024 included $10.1 million in restructuring, restructuring related, and impairment expenses primarily related to organizational realignment and footprint rationalization. Adjusted EBITDA (see non-GAAP reconciliations) increased $13.9 million (or 43%) sequentially and adjusted EBITDA margin of 14.6% increased 370 basis points sequentially. Adjusted EBITDA increased $10.0 million (or 28%) compared to the prior year period, driven by strong favorable relative net selling price vs. input cost performance, higher volumes, and improved distribution costs partially offset by unfavorable mix and less favorable SG&A expenses. Adjusted EBITDA margin of 14.6% increased 310 basis points versus the prior year.

Unallocated	Three Months Ended June 30,
(in millions; unaudited)	2024	2023	Change	2024	2023
GAAP Operating Expense & % of Sales	$(30.3)	$(33.4)	$3.1	(5.8)%	(6.3)%
Adjusted EBITDA & % of Sales	$(21.9)	$(21.4)	$(0.5)	(4.2)%	(4.1)%

Adjusted unallocated expenses (EBITDA) (see non-GAAP reconciliations) were in line with prior year. GAAP operating expenses in 2024 included $2.1 million in organizational realignment and integration costs, $1.7 million of EP divestiture expenses, and $0.3 million in restructuring, restructuring related, impairment, and other expenses related to footprint rationalization.

Interest expense was $18.4 million versus $16.4 million in the prior year period. The increase was primarily due to higher average interest rates and higher average balances on the floating portion of our outstanding debt in 2024.

Other expense, net of $1.1 million decreased $1.5 million compared with the prior year $2.6 million.

Tax rate was 84.4% for the three months ended June 30, 2024. The unusually high tax rate was driven by a ($5.2) million recognition of a deferred tax asset due to change in a tax position. Excluding the impact of this deferred tax benefit and other non-GAAP adjustments, the Company's tax rate was 14.1%.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from adjusted results (see non-GAAP reconciliation tables for additional details). The most significant adjustments to the second quarter 2024 results were as follows:

•$0.22 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.19 per share of restructuring, restructuring related, impairment, and other expenses

Cash Flow & Debt

Year-to-date 2024 cash provided by operating activities was $33.1 million. Capital spending and software costs totaled $21.9 million. Working capital was a $3.6 million use of cash due to an increase in accounts receivable, partially offset by an increase in accounts payable.

Total debt was $1,136.4 million as of June 30, 2024 and total cash was $133.4 million resulting in net debt of $1,003.0 million. Total liquidity was approximately $436 million, consisting of $133 million of cash and $303 million of revolver availability. The Company's debt matures on a staggered basis between 2026 and 2028. One of the top priorities is addressing the upcoming maturity of the 2026 senior unsecured notes which will be redeemable at par starting on October 1, 2024. The Company is currently evaluating various debt refinancing strategies for its capital structure to refinance those notes in the debt capital markets given current market conditions.

Dividend & Share Repurchases

On August 7, 2024 the Company announced its next quarterly cash dividend of $0.10 per share payable on September 20, 2024 to stockholders of record as of August 23, 2024.

During the second quarter, the company did not repurchase shares. The Company intends to repurchase shares periodically and opportunistically to offset dilution due to stock compensation.

Conference Call

Mativ will hold a conference call to review second quarter 2024 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, August 8, 2024. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials, solving our customers’ most complex challenges by engineering bold, innovative solutions that connect, protect, and purify our world. Mativ manufactures globally through our family of business-to-business and consumer product brands. Mativ targets premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging and more. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding EPS and other financial guidance, acquisition integration and performance, growth prospects, future end-market trends, future macro-economic trends, the future effects of supply chain challenges and price increases, future cash flows, net leverage, purchase accounting impacts, effective tax rates, planned investments, profitability, and cash flow, the expected benefits of the Neenah merger and integration, whether the strategic benefits and accretion of the sale of the Company's Engineered Papers business can be achieved, the expected benefits, of our organizational restructuring, our ability to execute our growth strategy for 2024, and integration and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically," and similar words. In addition, the amount of the goodwill impairment charge previously announced is based in part on estimates of future performance, so this announcement should also be considered a forward-looking statement.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ, including the recent EP divestiture;
•Adverse changes in our end-market sectors impacting key customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Our ability to attract and retain key personnel, labor shortages, labor strikes, stoppages or other disruptions;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro) and on interest rates;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;
•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ;
•Changes in employment, wage and hour laws and regulations in the U.S. and elsewhere, including the unionization rules and regulations by the National Labor Relations Board, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;

•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, the war between Israel and Hamas and the broader regional conflict in the Middle East, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•Risks associated with pandemics and other public health emergencies, including the COVID-19 pandemic and its variant strains;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs;
•Increased scrutiny from stakeholders related to environmental, social and governance (“ESG”) matters, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•The impact of cybersecurity risks related to breaches of security pertaining to sensitive Company, customer or vendor information, as well as breaches in the technology that manages operations and other business processes; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2023 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to prior acquisitions, organizational realignment and integration costs, divestiture costs, interest expense, stock compensation expense, inventory step-up expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cloud-based software costs and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE: Mativ Holdings, Inc.

CONTACT

Chris Kuepper, IRC
Director, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) FROM CONTINUING OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net sales	$523.8	$526.5	(0.5)%	$1,024.0	$1,075.5	(4.8)%
Cost of products sold	414.9	431.0	(3.7)%	831.1	892.3	(6.9)%
Gross profit	108.9	95.5	14.0%	192.9	183.2	5.3%

Selling expense	18.0	19.7	(8.6)%	36.5	40.1	(9.0)%
Research and development expense	5.8	4.5	28.9%	11.8	11.2	5.4%
General expense	62.8	60.4	4.0%	121.7	122.4	(0.6)%
Total nonmanufacturing expenses	86.6	84.6	2.4%	170.0	173.7	(2.1)%

Restructuring and impairment expense	11.8	0.5	N.M.	26.2	1.3	N.M.
Operating profit (loss)	10.5	10.4	1.0%	(3.3)	8.2	N.M.
Interest expense	18.4	16.4	12.2%	36.7	32.0	14.7%
Other income (expense), net	(1.1)	(2.6)	(57.7)%	0.6	(3.3)	N.M.
Loss from continuing operations before income taxes	(9.0)	(8.6)	4.7%	(39.4)	(27.1)	45.4%
Income tax expense (benefit), net	(7.6)	5.7	N.M.	(10.0)	2.7	N.M.
Net loss from continuing operations	(1.4)	(14.3)	(90.2)%	(29.4)	(29.8)	(1.3)%
Net income from discontinued operations	—	9.8	N.M.	—	17.6	N.M.
Net loss	(1.4)	(4.5)	(68.9)%	(29.4)	(12.2)	N.M.
Dividends to participating securities	(0.1)	(0.1)	—%	(0.1)	(0.2)	(50.0)%
Net loss attributable to Common Stockholders	$(1.5)	$(4.6)	(67.4)%	$(29.5)	$(12.4)	N.M.

Net loss per share - basic:
Loss per share from continuing operations	$(0.03)	$(0.26)	(88.5)%	$(0.54)	$(0.55)	(1.8)%
Income per share from discontinued operations	—	0.18	N.M.	—	0.32	N.M.
Basic	$(0.03)	$(0.08)	(62.5)%	$(0.54)	$(0.23)	N.M.

Net loss per share – diluted:
Loss per share from continuing operations	$(0.03)	$(0.26)	(88.5)%	$(0.54)	$(0.55)	(1.8)%
Income per share from discontinued operations	—	0.18	N.M.	—	0.32	N.M.
Diluted	$(0.03)	$(0.08)	(62.5)%	$(0.54)	$(0.23)	N.M.

Weighted average shares outstanding:
Basic	54,321,800	54,656,400		54,294,800	54,570,100
Diluted	54,321,800	54,656,400		54,294,800	54,570,100

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$133.4	$120.2
Accounts receivable, net	218.2	176.5
Inventories, net	347.2	352.9
Income taxes receivable	21.2	30.6
Other current assets	31.7	32.3
Total current assets	751.7	712.5
Property, plant and equipment, net	633.2	672.5
Finance lease right-of-use assets	17.1	18.2
Operating lease right-of-use assets	44.8	45.6
Deferred income tax benefits	9.7	6.4
Goodwill	469.5	474.1
Intangible assets, net	591.7	631.3
Other assets	89.8	81.8
Total assets	$2,607.5	$2,642.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$2.7	$2.8
Finance lease liabilities	1.4	1.4
Operating lease liabilities	9.9	9.9
Accounts payable	168.6	139.3
Income taxes payable	12.6	14.3
Accrued expenses and other current liabilities	109.9	113.7
Total current liabilities	305.1	281.4
Long-term debt	1,133.7	1,101.8
Finance lease liabilities, noncurrent	17.2	18.2
Operating lease liabilities, noncurrent	34.6	35.3
Long-term income tax payable	—	7.7
Pension and other postretirement benefits	60.0	62.2
Deferred income tax liabilities	121.0	142.3
Other liabilities	37.9	44.4
Total liabilities	1,709.5	1,693.3
Stockholders’ equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value; 100,000,000 shares authorized; $54,324,185 and 54,211,124 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	5.4	5.4
Additional paid-in-capital	669.7	669.6
Retained earnings	194.6	235.0
Accumulated other comprehensive income, net of tax	28.3	39.1
Total stockholders’ equity	898.0	949.1
Total liabilities and stockholders’ equity	$2,607.5	$2,642.4

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW FROM CONTINUING OPERATIONS
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating
Loss from continuing operations	$(29.4)	$(29.8)
Non-cash items included in net loss:
Depreciation and amortization	72.7	75.2
Amortization of deferred issuance costs	3.9	3.7
Asset impairments	7.2	—
Deferred income tax	(20.8)	(3.6)
Pension and other postretirement benefits	(2.9)	(5.7)
Stock-based compensation	6.0	6.8
(Gain) loss on foreign currency transactions	(0.3)	3.3
Other non-cash items	1.2	(6.2)
Other operating	(0.9)	(2.2)
Net changes in operating working capital	(3.6)	(36.0)
Net cash provided by operating activities of:
Continuing operations	33.1	5.5
Discontinued operations	—	14.0
Net cash provided by operations	33.1	19.5
Investing
Capital spending	(20.8)	(34.7)
Capitalized software costs	(0.1)	(0.5)
Proceeds from sale of assets	2.0	—
Cash paid on settlement of cross-currency swap contracts	(1.7)	—
Other investing	0.6	1.3
Net cash used in investing of:
Continuing operations	(20.0)	(33.9)
Discontinued operations	(12.0)	(5.6)
Net cash used in investing	(32.0)	(39.5)
Financing
Cash dividends paid	(10.8)	(44.3)
Proceeds from long-term debt	94.0	115.1
Payments on long-term debt	(65.3)	(64.7)
Payments on financing lease obligations	(0.7)	(0.5)
Purchases of common stock	(0.8)	(2.8)
Net cash provided by (used in) financing of:
Continuing operations	16.4	2.8
Discontinued operations	—	(0.8)
Net cash provided by financing	16.4	2.0
Effect of exchange rate changes on cash and cash equivalents	(4.3)	1.2
Increase (decrease) in cash and cash equivalents	13.2	(16.8)
Cash and cash equivalents at beginning of period	120.2	124.4
Cash and cash equivalents at end of period	$133.4	$107.6

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING FROM CONTINUING OPERATIONS
(in millions)
(Unaudited)

NOTE REGARDING SEGMENT REPORTING AND COMPARABILITY

The Company filed a Current Report on Form 8-K/A on December 6, 2023 to reflect the impact of the Engineered Papers (“EP”) Divestiture as discontinued operations and to present certain Non-GAAP financial measures quarterly on a comparable basis beginning with the first quarter of 2022 (the "EP Supplemental Financial Information"). The Company filed a Current Report in form 8-K on May 8, 2024 to update the presentation of such Non-GAAP financial measures previously disclosed in the EP Supplemental Financial Information in order to reflect the changes to the Company's reportable segments discussed below and enhance the Company's shareholders' ability to evaluate Company operating performance. The EP business is presented as a discontinued operation for all periods and certain prior period amounts were retrospectively revised to reflect these changes.

As part of the organizational realignment effective during the first quarter of 2024, we have reorganized into two new reportable segments: (1) Filtration & Advanced Materials ("FAM") focused primarily on filtration media and components, advanced films, coating and converting solutions, and extruded mesh products, and (2) Sustainable & Adhesive Solutions ("SAS"), focused primarily on tapes, labels, liners, specialty paper, packaging and healthcare solutions. The change in reportable segments reflects the realignment of segment level management and the related internal review of our operating segments. The prior period segment results have been revised to align with our current segment reporting structure and is presented on a continuing operations basis.

Net Sales from Continuing Operations
	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
FAM	$206.4	$211.7	(2.5)%	$409.1	$432.3	(5.4)%
SAS	317.4	314.8	0.8%	614.9	643.2	(4.4)%
Total Consolidated	$523.8	$526.5	(0.5)%	$1,024.0	$1,075.5	(4.8)%

Operating Profit (Loss) from Continuing Operations
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2024	2023	2024	2023	2024	2023	2024	2023
FAM	$25.2	$28.5	12.2%	13.5%	$39.8	$55.7	9.7%	12.9%
SAS	15.6	15.3	4.9%	4.9%	19.8	20.4	3.2%	3.2%
Unallocated	(30.3)	(33.4)	(5.8)%	(6.3)%	(62.9)	(67.9)	(6.1)%	(6.3)%
Total Consolidated	$10.5	$10.4	2.0%	2.0%	$(3.3)	$8.2	(0.3)%	0.8%

Non-GAAP Adjustments to Operating Profit (Loss)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
FAM - Amortization of intangibles and other purchase accounting adjustments	$8.6	$8.4	$17.3	$16.7
FAM - Restructuring, restructuring related, impairment, and other expenses	1.2	0.6	4.4	1.3
FAM - Organizational realignment and integration costs	0.1	—	0.1	—
SAS - Amortization of intangibles and other purchase accounting adjustments	7.0	7.0	14.2	14.6
SAS - Restructuring, restructuring related, impairment, and other expenses	10.1	0.3	17.7	0.4
SAS - Organizational realignment and integration costs	—	—	(0.1)	—
Unallocated - Restructuring, restructuring related, impairment, and other expenses	0.3	1.1	3.4	1.1
Unallocated - Organizational realignment and integration costs	2.1	9.1	6.5	19.5
Unallocated - Divestiture costs	1.7	—	3.2	—
Unallocated - Financing fees(1)	2.2	—	4.6	—
Unallocated - Amortization of cloud-based software costs	0.2	—	0.2	—
Total Consolidated	$33.5	$26.5	$71.5	$53.6
(1) Financing fees incurred for the Receivables Sales Agreement for the three and six months ended June 30, 2024.

Adjusted Operating Profit from Continuing Operations
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2024	2023	2024	2023	2024	2023	2024	2023
FAM	$35.1	$37.5	17.0%	17.7%	$61.6	$73.7	15.1%	17.0%
SAS	32.7	22.6	10.3%	7.2%	51.6	35.4	8.4%	5.5%
Unallocated	(23.8)	(23.2)	(4.5)%	(4.4)%	(45.0)	(47.3)	(4.4)%	(4.4)%
Total Consolidated	$44.0	$36.9	8.4%	7.0%	$68.2	$61.8	6.7%	5.7%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
FAM - Depreciation	$6.9	$6.7	$13.5	$13.6
FAM - Stock-based compensation	0.3	0.1	0.4	0.2
SAS - Depreciation	13.4	13.6	26.8	28.0
SAS - Stock-based compensation	0.1	—	0.1	—
Unallocated - Depreciation	0.4	0.7	0.9	2.1
Unallocated - Stock-based compensation	1.5	1.1	2.5	2.3
Total Consolidated	$22.6	$22.2	$44.2	$46.2

Adjusted EBITDA from Continuing Operations
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2024	2023	2024	2023	2024	2023	2024	2023
FAM	$42.3	$44.3	20.5%	20.9%	$75.5	$87.5	18.5%	20.2%
SAS	46.2	36.2	14.6%	11.5%	78.5	63.4	12.8%	9.9%
Unallocated	(21.9)	(21.4)	(4.2)%	(4.1)%	(41.6)	(42.9)	(4.1)%	(4.0)%
Total Consolidated	$66.6	$59.1	12.7%	11.2%	$112.4	$108.0	11.0%	10.0%

Non-GAAP Reconciliation of Organic Net Sales Growth

	FAM	SAS	Consolidated Mativ
	Three Months Ended June 30,

Mativ 2023 Net Sales from Continuing Operations	$211.7	$314.8	$526.5
Divestiture/closure adjustments	—	(4.7)	(4.7)
Mativ 2023 comparable Net Sales from Continuing Operations	$211.7	$310.1	$521.8

Mativ 2024 Net Sales	$206.4	$317.4	$523.8
Divestiture/closure adjustments	—	—	—
Mativ 2024 comparable Net Sales from Continuing Operations	$206.4	$317.4	$523.8
Organic growth	(2.5)%	2.4%	0.4%

Currency effects on 2024	$(0.7)	$(0.4)	$(1.1)
Mativ 2024 comparable Net Sales from Continuing Operations with Currency Adjustment	$207.1	$317.8	$524.9
Organic constant currency growth	(2.2)%	2.5%	0.6%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating profit (loss) from continuing operations	$10.5	$10.4	$(3.3)	$8.2
Plus: Restructuring, restructuring related, impairment, and other expenses	11.6	2.0	25.5	2.8
Plus: Purchase accounting adjustments	15.6	15.4	31.5	31.3
Plus: Organizational realignment and integration costs	2.2	9.1	6.5	19.5
Plus: Divestiture costs	1.7	—	3.2	—
Plus: Financing fees	2.2	—	4.6	—
Plus: Amortization of cloud-based software costs	0.2	—	0.2	—
Adjusted Operating Profit from continuing operations	$44.0	$36.9	$68.2	$61.8

Income (loss) from continuing operations	$(1.4)	$(14.3)	$(29.4)	$(29.8)
Plus: Restructuring, restructuring related, impairment, and other expenses	10.6	1.1	21.1	2.1
Plus: Purchase accounting adjustments	12.1	11.4	24.3	23.6
Less: Litigation/tax settlement	—	3.7	—	3.7
Plus: Organizational realignment and integration costs	1.6	6.8	4.9	14.9
Plus: Divestiture costs	1.4	—	2.5	—
Plus: Tax legislative changes, net of other discrete items	(5.3)	8.5	(3.3)	8.5
Adjusted Income from continuing operations	$19.0	$17.2	$20.1	$23.0

Earnings (loss) per share from continuing operations - diluted	$(0.03)	$(0.26)	$(0.54)	$(0.55)
Plus: Restructuring, restructuring related, impairment, and other expenses	0.19	0.02	0.39	0.04
Plus: Purchase accounting adjustments	0.22	0.21	0.45	0.43
Less: Litigation/tax settlement	—	0.07	—	0.07
Plus: Organizational realignment and integration costs	0.03	0.12	0.09	0.27
Plus: Divestiture costs	0.03	—	0.05	—
Plus: Tax legislative changes, net of other discrete items	(0.10)	0.16	(0.07)	0.16
Adjusted Earnings Per Share from continuing operations - diluted	$0.34	$0.32	$0.37	$0.42

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss from continuing operations	$(1.4)	$(14.3)	$(29.4)	$(29.8)
Plus: Interest expense	18.4	16.4	36.7	32.0
Plus: Financing fees	2.2	—	4.6	—
Plus: Provision for income taxes	(7.6)	5.7	(10.0)	2.7
Plus: Depreciation & amortization	36.3	36.9	72.7	73.6
Plus: Amortization of cloud-based software costs	0.2	—	0.2	—
Plus: Stock compensation expense	1.9	1.3	3.0	2.6
Plus: Inventory step up expense	—	—	—	1.4
Plus: Restructuring, restructuring related, impairment, and other expenses	11.6	1.4	25.5	2.7
Plus: Organizational realignment and integration costs	2.2	9.1	6.5	19.5
Plus: Divestiture costs	1.7	—	3.2	—
Plus: Litigation/tax settlement	—	4.9	—	4.9
Plus: Other income (expense), net	1.1	(2.3)	(0.6)	(1.6)
Adjusted EBITDA from continuing operations	$66.6	$59.1	$112.4	$108.0

Cash used in operating activities of continuing operations	$46.1	$29.9	$33.1	$5.5
Less: Capital spending	(8.7)	(20.6)	(20.8)	(34.7)
Less: Capitalized software costs	(0.1)	(0.3)	(0.1)	(0.5)
Less: Cloud-based software costs	(0.5)	—	(1.0)	—
Free Cash Flow from continuing operations	$36.8	$9.0	$11.2	$(29.7)

			June 30, 2024	December 31, 2023
Total Debt			$1,136.4	$1,104.6
Less: Cash			133.4	120.2
Net Debt from continuing operations			$1,003.0	$984.4